UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

JOINT CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

April 24, 2003

LA QUINTA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-9109	95-3419438
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

909 Hidden Ridge, Suite 600, Irving, TX 75038

(Address of Principal Executive Offices and Zip Code)

(214) 492-6600

(Registrant’s telephone number, including area code)

LA QUINTA PROPERTIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-9110	95-3520818
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

909 Hidden Ridge, Suite 600, Irving, TX 75038

(Address of Principal Executive Offices and Zip Code)

(214) 492-6600

(Registrant’s telephone number, including area code)

Item 4.    Changes in Registrant's Certifying Accountant

On April 24, 2003, La Quinta Corporation and La Quinta Properties, Inc. (collectively, the “Company”) notified PricewaterhouseCoopers LLP (“PWC”) that PWC will be dismissed as the Company’s independent principal accountants on the date of and immediately following the filing of the Company’s Form 10-Q for the quarter ended March 31, 2003. The decision to dismiss PWC was approved by the Board of Directors of the Company upon the recommendation of the Company’s Audit Committee.

PWC’s reports on the consolidated financial statements of the Company for the fiscal years ended December 31 2002 and 2001, respectively, did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits for the two most recent fiscal years ended December 31, 2002 and 2001 and the subsequent interim period through April 24, 2003, there were no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of PWC, would have caused PWC to make reference to the subject matter of the disagreement in connection with its reports.  During the fiscal years ended December 31, 2002 and 2001 and the subsequent interim period through April 24, 2003, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

PWC has been provided with a copy of this disclosure and has furnished a letter addressed to the Securities and Exchange Commission stating that they have found no basis for disagreement with the above statements. A copy of PWC’s letter to the Securities and Exchange Commission is filed as Exhibit 16.1 to this Report.

Once the change in accountants is effective, the Company will file with the Securities and Exchange Commission a Form 8-K/A under Item 4 “Changes in Registrant’s Certifying Accountant” to amend this Form 8-K.

Item 7.    Exhibits

16.1            Letter from PricewaterhouseCoopers LLP, dated April 24, 2003, stating that it agrees with the disclosure made in Item 4 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrants have duly caused this joint report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated: April 24, 2003	LA QUINTA CORPORATION

	By:	/s/ David L. Rea
	Name:	David L. Rea
	Title:	Executive Vice President and Chief Financial Officer

LA QUINTA PROPERTIES, INC.

	By:	/s/ David L. Rea
	Name:	David L. Rea
	Title:	Executive Vice President and Chief Financial Officer